                                                                  EXHIBIT (e)(5)

[LOGO OF AIG AMERICAN GENERAL]                                                                           Cash Disbursement Request

American General Life Insurance Company (AGL),
AIG Life Insurance Company
AIG Life Insurance Company of Puerto Rico
    [ ]  Fixed Life Service Center - P. O. Box 4373, Houston,TX 77210-4373
    [ ]  Variable Life Service Center - P. O. Box 4880, Houston,TX 77210-4880
Member companies of American International Group, Inc.                                                             Please print or
Instructions for completing this form are listed on the back. Please reference                                type all information
your contract for availability of certain requests.                                                             except signatures.

----------------------------------------------------------------------------------------------------------------------------------
1.      CONTRACT          CONTRACT No.: __________________________________________________________________________________________
        IDENTIFICATION
                          OWNER: _______________________________________________   SSN/TIN OR EIN: _______________________________

    [ ] Check Here if     ADDRESS: _____________________________________________   PHONE No.: ____________________________________
        New Address
                                    ____________________________________________

                          EMAIL ADDRESS (optional): ______________________________________________________________________________

                          INSURED/ANNUITANT (if other than Owner): _______________________________________________________________
----------------------------------------------------------------------------------------------------------------------------------
2.  [ ] PARTIAL           Note: If a level death benefit, a withdrawal will lower your policy face amount by the amount of the
        WITHDRAWAL        withdrawal plus applicable charges. Partial withdrawals may generate a Taxable event. Please consult a
                          Tax Advisor. Annuity, Universal Life and Variable Universal Life only. Section 7 must also be completed.

                          Requested Amount $ ___________________________________   [ ] Net [ ] Gross
----------------------------------------------------------------------------------------------------------------------------------
3.  [ ] LOAN              [ ] Maximum Available                                    [ ] Requested Amount $ ________________________
----------------------------------------------------------------------------------------------------------------------------------
4.  [ ] FUND ALLOCATION   Unless directed otherwise below, proceeds will be allocated according to the deduction allocation
        (Variable         percentages in effect, if available. Otherwise, they will be taken pro-rata from all divisions.
        contract only)    ________________________________________________________________________________________________________
----------------------------------------------------------------------------------------------------------------------------------
5.  [ ] WITHDRAW          [ ] Maximum Available                                    [ ] Requested Amount $ ________________________
        DIVIDENDS
----------------------------------------------------------------------------------------------------------------------------------
6.  [ ] WITHDRAW          [ ] Premium Deposits                                     [ ] Maximum Available
        OTHER VALUES      [ ] Other ____________________________________________   [ ] Requested Amount $ ________________________
----------------------------------------------------------------------------------------------------------------------------------
7.  [ ] INCOME TAX        [ ] I DO NOT WANT INCOME TAX WITHHELD                    [ ] I WANT INCOME TAX WITHHELD
        WITHHOLDING
----------------------------------------------------------------------------------------------------------------------------------
8.  [ ] SPECIAL           [ ] Pay Proceeds to the Contract Owner
        PAYMENT           [ ] Make Payable to: ___________________________________________________________________________________
        AND MAILING       Mail to: [ ] Contract Owner [ ] Agent [ ] Other
        INSTRUCTIONS
                                   Name: _________________________________________________________________________________________

                                   Address: ______________________________________________________________________________________
----------------------------------------------------------------------------------------------------------------------------------
9.      SIGN HERE FOR     Is this distribution being used as a source to fund a new contract? Yes ___ No ___.
        ABOVE REQUEST     If yes, is the new contract with The United States Life Insurance Company in the City of New York
                          (USL), or one of the companies listed above? Yes ___ No ___. If yes, please circle the company. AGL USL
                          It is expressly represented and warranted that no other person, firm or corporation has any interest in said contract except the undersigned and that there are no tax liens, insolvency or bankruptcy proceedings pending against the undersigned.

                          Under penalties of perjury, I certify that: (1) The number shown on this form is my correct taxpayer identification number, and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to back-up withholding as a result of a failure to report all interest or dividends, or (c) the
                          IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person
                          (including a U.S. resident alien). The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

                          _____________________________________    _______________________________________________________________
                            Signature of Owner(s)     Date         If applicable, Signature of Co-owner, Assignee and     Date
                                                                   witness (or other party having interest in contract)

                                            RETURN COMPLETED FORM TO THE ADDRESS OF THE COMPANY CHECKED ABOVE.

AGLC0109                              Page l of 2                        Rev0904

----------------------------------------------------------------------------------------------------------------------------------
                                                  - Instructions and Conditions -
----------------------------------------------------------------------------------------------------------------------------------
1.      CONTRACT          Complete all contract information in this section. You may use this form for multiple contracts that
        IDENTIFICATION    have the same contract owner and require the same signatures.
----------------------------------------------------------------------------------------------------------------------------------
2.      PARTIAL           Check amounts will be made for the amount requested unless otherwise specified. Actual contract
        WITHDRAWAL        withdrawal may be higher due to surrender charges, tax withholding or other fees. Additional requirements may be needed for tax qualified contracts.
----------------------------------------------------------------------------------------------------------------------------------
3.      LOAN              The sole security for this loan, all rights, title and interest therein, is assigned to (the "Company").
                          The contract loan is the first lien on this contract and shall be automatically repaid to the "Company"
                          out of the cash surrender value, death or maturity proceeds, according to the contract provisions. This loan shall bear interest in the manner and at the rate stated in the contract. Check amounts will be
                          made for the amount requested unless otherwise specified.   Actual contract withdrawal may be higher due
                          to interest charges, tax withholding or other fees.
----------------------------------------------------------------------------------------------------------------------------------
4.      FUND              If the disbursement is being made from a variable contract, this section may be completed to designate
        ALLOCATION        an allocation other than pro-rata or to replace a designation already in effect.
----------------------------------------------------------------------------------------------------------------------------------
5.      WITHDRAW          Select either "Maximum Available" or indicate "Requested Amount". For qualified contracts, additional
        DIVIDENDS         withdrawal requirements may apply.
----------------------------------------------------------------------------------------------------------------------------------
6.      WITHDRAW OTHER    Complete this section if you would like to withdraw values other than dividends from your contract.
        VALUES            Select Premium Deposits or Other. If Other, enter the description in the space provided. Select either
                          "Maximum Available" or indicate "Requested Amount".
----------------------------------------------------------------------------------------------------------------------------------
7.      INCOME TAX        Select desired Income Tax Withholding Election.
        WITHHOLDING
                          Internal Revenue Service regulations require that 10% withholding will occur unless you elect not to have withholding apply. Your election will apply to any other payment from the same contract. You may change this election at anytime.

                          A mandatory 20% withholding applies to a distribution from a qualified pension, profit-sharing plan, or tax-sheltered annuity, unless you make a direct rollover or transfer of the amount withdrawn. If the distribution is not eligible for rollover, the withholding rate is 10% and you may elect out of withholding.

                          The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

                          Income Tax Withholding is only applicable to partial withdrawal of annuity or universal life values and dividend withdrawals or loans on qualified products.
----------------------------------------------------------------------------------------------------------------------------------
8.      SPECIAL PAYMENT   Complete this section if the proceeds are to be payable to someone other than the contract owner or
        AND MAILING       mailed to an address other than the address of record. This section can also be used to communicate
        INSTRUCTIONS      special use of proceeds (e.g., premium payments, loan payments, etc.).
----------------------------------------------------------------------------------------------------------------------------------
9.      SIGN HERE FOR     If you are replacing this contract with a new one, your agent is required to furnish a comparison to
        ABOVE REQUEST     you so that you can review the benefits of each plan.

                          Your requested disbursement of contract values is payable at the Service Center of the life insurance company which issued the contract ("the Company") and only in exchange for a completed written request form acceptable and required by the Company.

                          This request must be dated and all required signatures must be written in ink, using full legal names.

                          Taxpayer Identification Number Certification: You must cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return.

                          This request must be signed by:

                          .    the person or persons who have the rights of ownership under the terms of the contract
                               (co-owners, irrevocable beneficiary);

                          .    by an Assignee if any;

                          .    by any other party who may have an interest in the contract by legal proceedings or statutes; and

                          .    the spouse of the owner must also sign this request, if the owner resides in a
                               Community Property state. (Community Property states are AZ, CA, ID, LA, NM, NV, TX, WA and WI).

                          Special circumstances - Corporate ownership: The signature of one officer followed by the officer's title is required. The request must be submitted on a piece of corporate letterhead or paper with the corporate seal signed by that officer; Partnerships: The full name of the partnership should be written followed by the signatures of all partner(s), other than the Insured; Trust: If the contract is owned by or assigned to a Trustee, current Trustee(s) signatures are required as instructed by the trust agreement. Validation of Trustee(s) signatures may be required.

AGLC0109                              Page l of 2                        Rev0904